EXHIBIT 99.1

Carolina Bank Holdings, Inc. Announces Improved Asset Quality and Strong Growth

GREENSBORO, N.C., July 16, 2008 (PRIME NEWSWIRE) -- Carolina Bank Holdings, Inc. (Nasdaq:CLBH) announced lower non-performing assets of $2.1 million, or 0.37% of assets, at June 30, 2008, a significant drop from $4.3 million, or 0.82% of assets, at March 31, 2008. Non-performing assets were 0.48% of assets at June 30, 2007. Annualized net loan charge-offs to average loans held for investment were 0.13% and 0.09% for the first six months of 2008 and 2007, respectively. Robert T. Braswell, President and CEO, commented, "It is refreshing to see our asset quality improving in this difficult banking environment. These results speak volumes for our team of experienced bankers and for the diligent efforts of our credit administration staff. We are also fortunate to be operating in the Piedmont Triad of North Carolina which has experienced a resurgence of new businesses activity."

The Company experienced strong growth as assets, loans, and deposits increased 8.2%, 9.8%, and 5.2%, respectively, during the second quarter of 2008. Assets were $567.1 million at June 30, 2008 compared to $442.0 million at June 30, 2007, an increase of 28.3%. Loans held for investment totaled $456.8 million at June 30, 3008, an increase of 30.6% over the same quarter of 2007. Braswell stated that, "We continue to see good growth in our markets as evidenced by the increase of over $40 million in our loans held for investment during the latest quarter. Strong, quality, asset growth was the primary driver of our recent decision to raise capital through a stock offering. Due to the unreceptive equities markets for secondary bank issues, we have suspended our secondary stock offering, and may continue with the offering in some form in the future. Due to the accounting rules related to suspending an equity offering, we expensed approximately $126,000 in offering expenses in the second quarter of 2008. To supplement our capital, in addition to the potential secondary stock offering, we are looking at other capital alternatives, including subordinated debt and trust preferred securities, which we believe will be available to us under reasonable conditions."

Net income for the second quarter of 2008 was $608,000, or $0.18 per diluted share, compared to $837,000, or $0.25 per diluted share, for the second quarter of 2007. The provision for loan losses was $620,000 in the second quarter of 2008, an increase of $405,000 from the year ago second quarter due to strong loan growth. Net interest income increased slightly to $3.7 million in the second quarter of 2008 from the year ago quarter and was up 4.1% from the first quarter of 2008. The net interest margin (fully-taxable equivalent) decreased to 2.91% in the latest quarter from 2.94% in the first quarter of 2008 and 3.53% in the second quarter of 2007. Our net interest margin declined in 2008 because the prime rate decreased by 325 basis points over the past ten months, combined with our asset sensitivity, and due to a very competitive market for deposits.

Non-interest income increased to $1.4 million in the second quarter of 2008, up $1.1 million from the second quarter of 2007. Our new wholesale mortgage division was responsible for most of the increase as mortgage banking income was up $768,000 from a year ago. A gain of $227,000 from the sale of stock in a correspondent bank was also recorded in the second quarter of 2008.

Non-interest expense increased to $3.6 million in the second quarter of 2008 from $2.5 million in the second quarter of 2007. Excluding $437,000 of new expenses from our wholesale mortgage division, $126,000 in expenses related to the secondary offering, and $120,000 in additional expenses related to increased FDIC premiums, non-interest expense increased 17.1% in the second quarter of 2008 from the second quarter of 2007. The added expenses in 2008 supported our growth and included a new office in Burlington which opened in the third quarter of 2007 and a loan production office in Winston-Salem which opened in the first quarter of 2008.

Net income for the six months ended June 30, 2008 was $1.3 million, or $0.38 per diluted share, compared to $1.5 million, or $0.45 per diluted share, for the same period in 2007.

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc. began banking operations on November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in four counties: Guilford, Alamance, Randolph, and Forsyth. The bank has six full-service banking locations, three in Greensboro, one in Asheboro, one in High Point, and one in Burlington and a loan production office in Winston-Salem. The bank is building a new corporate headquarters in downtown Greensboro, with expected occupancy in the third quarter of 2008. The Company's stock is listed on the NASDAQ Capital Market under the symbol CLBH. Further information is available on the Company's web site: www.carolinabank.com.

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause actual events or results to differ materially. These risks and uncertainties include risks of supporting and managing our growth, substantial changes in financial markets, changes in interest rates, changes in real estate values and the real estate market, loss of deposits and loan demand to other financial institutions, and regulatory changes. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission. Carolina Bank Holdings, Inc. undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

 Carolina Bank Holdings, Inc. and Subsidiary
 Consolidated Balance Sheets
 At June 30, 2008 and 2007 and December 31, 2007

                                          (unaudited)
                                            June 30,        Dec. 31,
                                       2008        2007       2007
 -------------------------------------------------------------------
                                            (in thousands)

 ASSETS
 Cash and due from banks            $   7,033  $   4,306  $   4,967
 Short-term investments and
  interest-earning deposits               346         39         55
 Federal funds sold                        --      2,113         --
                                    --------------------  ---------
   Total cash and cash equivalents      7,379      6,458      5,022

 Securities available for sale, at
  fair value                           58,853     66,429     59,304
 Securities held-to-maturity, at
  amortized cost                        1,199      3,396      3,133

 Loans held for sale                   15,630         --     11,869
 Loans                                456,841    349,782    400,784
 Allowance for loan losses             (5,102)    (4,225)    (4,532)
                                    --------------------  ---------
  Net loans                           451,739    345,557    408,121

 Premises and equipment, net           17,579     10,645     13,792
 Other assets                          14,740      9,490     10,744
                                    --------------------  ---------

   Total assets                     $ 567,119  $ 441,975  $ 500,116
                                    ====================  =========

 LIABILITIES AND STOCKHOLDERS'
  EQUITY
 LIABILITIES
 Deposits:
  Noninterest-bearing               $  30,302  $  31,191  $  30,491
  Interest-bearing                    430,038    355,917    388,082
                                    --------------------  ---------
   Total deposits                     460,340    387,108    418,573

 Short-term borrowings                 11,616      3,093      6,102
 Federal Home Loan Bank advances       50,207     11,595     31,581
 Junior subordinated debentures        10,310     10,310     10,310
 Other liabilities                      3,923      2,761      3,910
                                    --------------------  ---------
   Total liabilities                  536,396    414,867    470,476

 STOCKHOLDERS' EQUITY
 Common stock and paid-in-capital,
  no par value, 20,000,000 shares
  authorized; issued and
  outstanding - 3,342,966 shares
  at June 30, 2008, 3,266,896 shares
  at June 30, 2007, and 3,315,157
  shares at December 31, 2007           3,343      3,267      3,315
 Additional paid-in capital            15,515     15,053     15,379
 Retained earnings                     12,017      9,389     10,875
 Stock in director rabbi trust           (644)      (464)      (524)
 Directors deferred fees obligation       644        464        524
 Accumulated other comprehensive
  income (loss)                          (152)      (601)        71
                                    --------------------  ---------
   Total stockholders' equity          30,723     27,108     29,640
                                    --------------------  ---------

   Total liabilities and
    stockholders' equity            $ 567,119  $ 441,975  $ 500,116
                                    ====================  =========

 Carolina Bank Holdings, Inc. and Subsidiary
 Consolidated Statements of Operations
 For the three and six months ended June 30, 2008 and 2007
 (unaudited)

                       For the Three Months      For the Six Months
                               Ended                   Ended
                              June 30,                June 30,
                      ----------------------  ----------------------
                          2008        2007        2008        2007
 -------------------  ----------------------  ----------------------
                           (in thousands, except per share data)
 Interest income:
  Loans               $    6,947  $    7,323  $   14,265  $   14,034
  Investment
   securities
   - taxable                 684         804       1,424       1,639
  Investment
   securities
   - non taxable              89          19         171          19
  Interest from
   federal funds sold          8          66          20         125
  Other interest
   income                     --           1           1           7
                      ----------------------  ----------------------
   Total interest
    income                 7,728       8,213      15,881      15,824
 Interest expense:
  Deposits                 3,614       4,166       7,687       8,081
  FHLB advances and
   other                     277         151         629         362
  Junior
   subordinated
   debentures                126         191         289         379
                      ----------------------  ----------------------
   Total interest
    expense                4,017       4,508       8,605       8,822
                      ----------------------  ----------------------

 Net interest income       3,711       3,705       7,276       7,002
 Provision for loan
  losses                     620         215         855         470
                      ----------------------  ----------------------

 Net interest income
  after provision for
  loan losses              3,091       3,490       6,421       6,532

 Noninterest income:
  Service charges            209         181         406         353
  Mortgage banking
   income                    827          59       1,402         124
  Securities gains
   (losses), net             227          --         227          --
  Other                      158         100         243         221
                      ----------------------  ----------------------
   Total noninterest
    income                 1,421         340       2,278         698

 Noninterest expense:
  Salaries and
   benefits                1,926       1,264       3,681       2,563
  Occupancy and
   equipment                 420         303         799         607
  Professional fees          394         184         683         371
  Outside data
   processing                164         136         338         300
  Advertising and
   promotion                 183         126         298         242
  Stationery, printing
   and supplies              159         110         267         226
  Impairment charge           --         100          --         100
  Other                      354         268         627         364
                      ----------------------  ----------------------
   Total noninterest
    expense                3,600       2,491       6,693       4,773
                      ----------------------  ----------------------

 Income before income
  taxes                      912       1,339       2,006       2,457
 Income taxes expense        304         502         696         919
                      ----------------------  ----------------------

 Net income           $      608  $      837  $    1,310  $    1,538
                      ======================  ======================

 Basic earnings per
  common share        $     0.18  $     0.26  $     0.39  $     0.47
 Diluted earnings per
  common share        $     0.18  $     0.25  $     0.38  $     0.45

 Average common
  shares
  outstanding          3,342,966   3,266,866   3,342,014   3,266,866
 Average common
  shares and dilutive
  potential common
  shares
  outstanding          3,397,474   3,408,938   3,406,252   3,410,626

 Total Shares
  outstanding at end
  of period            3,342,966   3,266,896   3,342,966   3,266,896

 All per share information has been presented or restated to reflect the effect of the six-for-five stock split in 2007.

 Carolina Bank Holdings, Inc.
 Consolidated Financial Highlights
 Second Quarter 2008
 (unaudited)
                                     Quarterly
                 --------------------------------------------------
 ($ in thousands
  except for      2nd Qtr.  1st Qtr.  4th Qtr.  3rd Qtr.   2nd Qtr.
  share data)       2008      2008      2007      2007      2007
                 --------------------------------------------------

 EARNINGS
  Net interest
   income        $    3,711     3,565     3,542     3,627     3,705
  Provision for
   loan loss     $      620       235       420       272       215
  NonInterest
   income        $    1,421       857       645       386       340
  NonInterest
   expense       $    3,600     3,093     2,695     2,459     2,491
  Net income     $      608       702       686       800       837
  Basic
   earnings
   per share     $     0.18      0.21      0.21      0.24      0.26
  Diluted
   earnings
   per share     $     0.18      0.21      0.20      0.24      0.25
  Average
   shares
   outstanding    3,342,966 3,341,061 3,313,724 3,273,806 3,266,866
  Average
   diluted
   shares
   outstanding    3,397,474 3,415,029 3,394,797 3,392,116 3,408,938

 PERFORMANCE
  RATIOS
  Return on
   average
   assets *            0.45%     0.55%     0.57%     0.70%     0.76%
  Return on
   average
   common
   equity *            7.90%     9.29%     9.45%    11.55%    12.39%
  Net interest
   margin
   (fully-tax
   equivalent) *       2.91%     2.94%     3.08%     3.31%     3.53%
  Efficiency
   ratio              69.63%    69.40%    63.89%    61.00%    61.58%
 # full-time
   equivalent
   employees -
   period end           101        96        89        86        77

 CAPITAL
  Equity to
   ending
   assets              5.42%     5.82%     5.93%     6.08%     6.13%
  Tier 1
   leverage
   capital
   ratio                n/a      7.84%     8.14%      n/a       n/a
  Tier 1 risk-
   based
   capital
   ratio                n/a      8.72%     8.94%      n/a       n/a
  Total risk-
   based
   capital
   ratio                n/a      9.74%    10.00%      n/a       n/a
  Book value
   per share     $     9.19      9.13      8.94      8.68      8.30

 ASSET QUALITY
  Net charge-
   offs          $      218        67       364        21         2
  Net charge-
   offs to
   average
   loans *             0.20%     0.06%     0.36%     0.02%     0.00%
  Allowance for
   loan losses   $    5,102     4,700     4,532     4,476     4,225
  Allowance for
   loan losses
   to loans
   held invst          1.12%     1.13%     1.13%     1.19%     1.21%
  Nonperforming
   loans         $    1,601     3,715     3,538     4,443     2,139
  Restructured
   loans         $        0         0         0         0         0
  Other real
   estate owned  $      511       592     1,001       190         0
  Nonperforming
   loans to
   loans held
   for
   investment          0.35%     0.89%     0.88%     1.19%     0.61%
  Nonperforming
   assets to
   total assets        0.37%     0.82%     0.91%     0.99%     0.48%

 END OF PERIOD
   BALANCES
  Total assets   $  567,119   524,203   500,116   468,327   441,975
  Total earning
   assets        $  532,869   494,359   474,145   444,498   421,759
  Total loans
   held for
   investment    $  456,841   416,121   400,784   374,602   349,782
  Total
   deposits      $  460,340   437,699   418,573   409,094   387,108
  Stockholders'
   equity        $   30,723    30,533    29,640    28,487    27,108

 AVERAGE
  BALANCES
  Total assets   $  544,808   513,580   484,039   458,152   437,731
  Total earning
   assets        $  516,152   490,678   464,675   440,045   419,834
  Total loans
   held for
   investment    $  436,610   412,521   399,223   363,801   345,115
  Total
   interest-
   bearing
   deposits      $  411,423   401,975   379,562   371,395   355,810
  Stockholders'
   equity        $   30,869    30,319    29,048    27,706    27,011

                                                 Year Ended
                                           ------------------------

 ($ in thousands except for share data)       2007          2006
                                           ----------    ----------

 EARNINGS
  Net interest income                      $   14,171        12,189
  Provision for loan loss                  $    1,162         1,196
  NonInterest income                       $    1,729         1,773
  NonInterest expense                      $    9,927         8,381
  Net income                               $    3,024         2,811
  Basic earnings per share                 $     0.92          0.86
  Diluted earnings per share               $     0.89          0.83
  Average shares outstanding                3,280,315     3,265,557
  Average diluted shares outstanding        3,402,711     3,383,070

 PERFORMANCE RATIOS
  Return on average assets *                     0.67%         0.73%
  Return on average common equity *             10.98%        11.63%
  Net interest margin (fully-tax
   equivalent) *                                 3.30%         3.30%
  Efficiency ratio                              62.20%        60.03%
  # full-time equivalent employees - period
   end                                             89            69

 CAPITAL
  Equity to ending assets                        5.93%         6.30%
  Tier 1 leverage capital ratio                  8.14%         8.76%
  Tier 1 risk-based capital ratio                8.94%         9.97%
  Total risk-based capital ratio                10.00%        11.45%
  Book value per share                     $     8.94          7.94

 ASSET QUALITY
  Net charge-offs                          $      528           508
  Net charge-offs to average loans *             0.15%         0.18%
  Allowance for loan losses                $    4,532         3,898
  Allowance for loan losses to loans held
   invst                                         1.13%         1.23%
  Nonperforming loans                      $    3,538         2,388
  Restructured loans                       $        0            45
  Other real estate owned                  $    1,001             0
  Nonperforming loans to loans held for
   investment                                    0.88%         0.77%
  Nonperforming assets to total assets           0.91%         0.59%

 END OF PERIOD BALANCES
  Total assets                             $  500,116       411,592
  Total earning assets                     $  474,145       390,644
  Total loans held for investment          $  400,784       315,732
  Total deposits                           $  418,573       360,415
  Stockholders' equity                     $   29,640        25,929

 AVERAGE BALANCES
  Total assets                             $  451,130       384,252
  Total earning assets                     $  431,926       369,298
  Total loans held for investment          $  358,575       286,644
  Total interest-bearing deposits          $  361,800       300,897
  Stockholders' equity                     $   27,541        24,165

 * annualized for all periods presented

 All per share information has been presented or restated to reflect the effect of the six-for-five stock split in 2007.

CONTACT:  Carolina Bank Holdings, Inc.
          Robert T. Braswell, President and CEO
          (336) 286-8761
          b.braswell@carolinabank.com